Exhibit 24.1
POWER OF ATTORNEY
     Each of the undersigned, being an officer or director of Williams Partners GP LLC, the general partner of Williams Partners L.P., a Delaware limited partnership, hereby constitutes and appoints James. J. Bender, La Fleur C. Browne, and Tami Carson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead in any and all capacities, to sign this registration statement on Form S-4 filed by Williams Partners L.P. pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act, and otherwise), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, each of the undersigned has executed this instrument on the dates indicated.

Name	Title	Date

/s/ Steven J. Malcolm Steven J. Malcolm	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 12, 2010

/s/ Donald R. Chappel Donald R. Chappel	Chief Financial Officer and Director Board (Principal Financial Officer)	May 12, 2010

/s/ Ted T. Timmermans Ted T. Timmermans	Chief Accounting Officer and Controller Board (Principal Accounting Officer)	May 12, 2010

/s/ Alan S. Armstrong Alan S. Armstrong	Director	May 12, 2010

/s/ H. Michael Krimbill H. Michael Krimbill	Director	May 12, 2010

/s/ Bill Z. Parker Bill Z. Parker	Director	May 12, 2010

/s/ Alice M. Peterson Alice M. Peterson	Director	May 12, 2010

/s/ Phillip D. Wright Phillip D. Wright	Director	May 12, 2010
ATTEST:

/s/ La Fleur C. Browne La Fleur C. Browne
Secretary